Exhibit 3.3

BYLAWS OF

RIDGESTONE FINANCIAL SERVICES, INC.

ARTICLE I.  OFFICES

        The principal office of the Corporation shall be located in the City of Brookfield, Waukesha County, Wisconsin.

ARTICLE II.  SHAREHOLDERS

        SECTION 1.  Annual Meeting.  The regular annual meeting of the shareholders for the purposes of electing directors and for the transaction of such other business as may come before the meeting shall be held in March or April of each year, as established by the Board of Directors, and the Board of Directors shall establish the annual meeting date during the month of January preceding the annual meeting. If the election of directors is not held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

        SECTION 2.  Special Meetings.  Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, President, Chief Operating Officer or the Board of Directors, and shall be called by the Chief Executive Officer or President at the request of shareholders owning, in the aggregate, not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting, provided that such shareholders deliver a signed and dated written demand to the Corporation, describing the purpose(s) for which the meeting is to be held.

        SECTION 3.  Place of Meeting.  The Chief Executive Officer, President, Chief Operating Officer or the Chairman of the Board may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented at the meeting.

        SECTION 4.  Notice of Meeting.  Written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer period is required by law) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the Corporation, postage prepaid.

        SECTION 5.  Quorum; Manner of Acting.  Except as otherwise provided by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the votes cast at any meeting at which a quorum is present shall be decisive of any motion, except that each director shall be elected by a plurality of the votes cast by the shares entitled to vote. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

        SECTION 6.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

        SECTION 7.  Nomination of Directors.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairperson of the meeting and, upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

        SECTION 8.  Proxies.  At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary of the Corporation or the acting secretary of the meeting, or by oral notice given by the shareholder to the presiding officer during the meeting. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies. Proxies may be subject to examination by any shareholder at the meeting, and all proxies shall be filed and preserved.

        SECTION 9. Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

        SECTION 10.  Voting of Shares by Certain Shareholders.  Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary of the Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        SECTION 11.  Waiver of Notice by Shareholders.  Whenever any notice is required to be given to any shareholder of the Corporation under the Articles of Incorporation, these bylaws or any provision of law, a waiver of such notice, in writing, signed at any time (whether before or after the time of meeting) by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. A waiver with respect to any matter of which notice is required under any provision of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in the notice, except the time and place of meeting.

ARTICLE III.  BOARD OF DIRECTORS

        SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.

        SECTION 2.  Number, Tenure and Qualifications.  The number of directors of the Corporation shall be not less than three (3) nor more than twelve (12), the exact number to be determined from time to time by resolution adopted by the Board of Directors or by the shareholders of the Corporation at the annual meeting of the shareholders. Each director shall hold office until the next annual meeting of shareholders and until his or her successor has been elected or until his or death, resignation or removal in the manner provided in this Article.

        SECTION 3.  Classified Board.  The Board of Directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of the first class of directors to expire at the 1999 annual meeting of shareholders, the initial term of office of the second class of directors to expire at the 2000 annual meeting of shareholders and the initial term of office of the third class of directors to expire at the 2001 annual meeting of shareholders. Directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, and upon the election and qualification of their successors. A person elected as a director shall be deemed a director as of the time of such election. If the number of directors is changed, then any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, an equal number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, then the increase or decrease shall be appointed among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

        SECTION 4.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by or at the request of the President, and shall be called at the request of three or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

        SECTION 5.  Notice.  Notice of any special meeting shall be given at least forty-eight (48) hours in advance of the meeting by written notice delivered personally or mailed to each director at his or her business address, or by facsimile or other electronic means. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage prepaid. Whenever any notice is required to be given to any director of the Corporation under the Articles of Incorporation, these bylaws or any provision of law, a waiver of such notice, in writing, signed at anytime (whether before or after the time of meeting) by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of that meeting, except where a director attends a meeting and at the meeting objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        SECTION 6.  Quorum.  Except as otherwise provided by law, the Articles of Incorporation, or these bylaws, a majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

        SECTION 7.  Manner of Acting.  The act of the majority of the directors then in office shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws. Except as otherwise provided by law, the Board of Directors may permit any or all directors to participate in a regular or special meeting of the Board of Directors by, or to conduct the meeting through the use of, any means of communication (“Electronic Means”) by which all participating directors may simultaneously hear each other during the meeting. If a meeting will be conducted through the use of Electronic Means, all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by Electronic Means is deemed to be present in person at the meeting.

        SECTION 8.  Removal and Resignation.  A director may be removed from office by the shareholders at a meeting called for that purpose. A director may resign at any time by filing a written resignation with the Secretary of the Corporation. No person may be elected, re-elected or nominated to serve as a director following such person’s seventieth (70th) birthday.

        SECTION 9.  Vacancies.  Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual shareholders’meeting by the affirmative vote of a majority of the directors then in office.

        SECTION 10.  Compensation.  The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for, or to delegate authority to, an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered to the Corporation.

        SECTION 11.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent or abstention of the director shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before adjournment or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        SECTION 12.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of the principal officers, action under or pursuant to the Articles of Incorporation, amendment, alteration or repeal by these bylaws, or the removal or filing of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

        SECTION 13.  Informal Action Without Meeting.  Any action required or permitted by the Articles of Incorporation, these bylaws, or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors then in office.

ARTICLE IV.  OFFICERS

        SECTION 1.  Number.  The principal Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, an Executive Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including any one or more Vice-Presidents. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Executive Vice-President or Vice-President.

        SECTION 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected or until his or her death or until he or she resigns or is removed in the manner provided in this Article.

        SECTION 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the person being removed. Election or appointment shall not of itself create contract rights.

        SECTION 4.  Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

        SECTION 5.  Chairman of the Board.  The Chairman of the Board, if one be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform all duties incident to the office of the Chairman of the Board of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 6.  Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize the President or Executive Vice-President or any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence or disability of the Chairman of the Board, or when that position is vacant, the Chief Executive Officer shall, when present, preside at all meetings of the shareholders and of the Board of Directors.

        SECTION 7.  President.  The President shall assist the Chief Executive Officer in exercising general supervision over the business and affairs of the Corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer or by the Board of Directors. The President shall have authority, subject to the authority of the Chief Executive Officer and to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors; and, except as otherwise provided by law, the Chief Executive Officer or the Board of Directors, he or she may authorize the Executive Vice-President or any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. During the absence or disability of the Chief Executive Officer, or while that office is vacant, the President shall exercise all the powers and discharge all of the duties of the Chief Executive Officer.

        SECTION 8.  Chief Operating Officer.  The Chief Operating Officer shall, subject to the direction of the Board of Directors and the Chief Executive Officer, in general supervise and control the day-to-day business operations of the corporation. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice-President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of the Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 9.  The Executive Vice-President. The Executive Vice-President shall assist the Chief Executive Officer and the President in exercising general supervision over the business and affairs of the Corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors. In the absence or disability of the President, the Executive Vice-President shall perform the duties and functions of the President.

        SECTION 10.  The Vice-Presidents.  In the absence or disability of both the President and the Executive Vice-President, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice-President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. The Board of Directors may designate any Vice-President as being senior in rank or degree of responsibility and may accord such a Vice-President an appropriate title designating his senior rank, such as “Senior Vice-President.” The Board of Directors may assign a certain Vice-President responsibility for a designated group, division or function of the Corporation’s business and add an appropriate descriptive designation to his title.

        SECTION 11.  The Secretary.  The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records of the Corporation; (d) maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chief Executive Officer or the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President the Executive Vice-President or by the Board of Directors.

        SECTION 12.  The Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President, the Executive Vice-President or by the Board of Directors.

        SECTION 13.  Assistant Secretaries and Assistant Treasurers.  There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chief Executive Officer or the President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

        SECTION 14.  Compensation.  The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

        SECTION 1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

        SECTION 2.  Loans.  No loans may be contracted on behalf of the Corporation and no evidences of indebtedness may be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

        SECTION 3.  Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

        SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of the Board of Directors.

        SECTION 5.  Voting of Securities Owned by The Corporation.   Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer, President or Chief Operating Officer of the Corporation if he or she be present, or, in his or her absence, by the Executive Vice-President of the Corporation, and (b) whenever, in the judgment of the Chief Executive Officer, President or Chief Operating Officer, or in his or her absence, the Executive Vice-President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, President or Chief Operating Officer or Executive Vice-President of the Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

        SECTION 1.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer or President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to who the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled. No new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        SECTION 2.  Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

        SECTION 3.  Restriction Upon Transfer.  The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

        SECTION 4.  Lost, Destroyed or Stolen Certificates.  Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

        SECTION 5.  Consideration for Shares.  The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors. The consideration to be paid for shares may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation, except as required by law. No certificate shall be issued for any share until such share is fully paid.

        SECTION 6.  Stock Regulations.  The Board of Directors shall have the power and authority to make all such further rules and regulation not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VII.  LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS; INSURANCE

        SECTION 1.  Liability of Directors.  No director shall be liable to the Corporation, its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fees, fines, penalties, or other monetary liabilities arising from a breach of, or a failure to perform, any duty resulting solely from his or her status as a director of the Corporation (or from his or her status as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, in which capacity the director is or was serving at the Corporation’s request while a director of the Corporation) to the fullest extent not prohibited by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to further limit or eliminate the liability of a director, provided, however, that this limitation on liability shall not apply where the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal benefit; or (d) willful misconduct).

        SECTION 2.  Liability of Officers.  No officer shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as an officer of the Corporation (or as an officer, director, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, in which capacity the officer is or was serving at the Corporation’s request while being an officer of the Corporation) in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of his or her own affairs, or (b) took or omitted to take such action in reliance upon information, opinions, reports or statements prepared or presented by: (i) an officer of employee of the Corporation whom the officer believed in good faith to be reliable and competent in the matters presented, or (ii) legal counsel, public accountants and other persons as to matters the officer believed in good faith were within the person’s professional or expert competence.

        SECTION 3.  Indemnification of Directors, Officers, Employees and Agents.

(a) Right of Directors and Officers to Indemnification. Any person shall be indemnified and held harmless to the fullest extent permitted by law, as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the corporation to provide prior to such amendment), from and against all reasonable expenses (including fees, costs, charges, disbursements, attorneys’ fees and any other expenses) and liability (including the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan) asserted against, incurred by or imposed on him or her in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), to which he or she is made or threatened to be made a party by reason of his or her being or having been a director or officer of the Corporation (or by reason of, while serving as a director or officer of the Corporation, having served at the Corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan); provided, however, in situations other than a successful defense of a proceeding, the director or officer shall not be indemnified where he or she breached or failed to perform a duty to the Corporation and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Corporation or its shareholders in connection with the matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal benefit; or (d) willful misconduct. Such rights to indemnification shall include the right to be paid by the Corporation reasonable expenses as incurred in defending such proceeding; provided, however, that payment of such expenses as incurred shall be made only upon such person delivering to the Corporation (a) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation, and (b) a written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent it is ultimately determined that such person is not entitled to indemnification under this provision. The Corporation may require that the undertaking be secured and may require payment of reasonable interest on the allowance to the extent that it is ultimately determined that such person is not entitled to indemnification.

(b) Right of Director or Officer to Bring Suit. If a claim under subsection (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct under this Article which make it permissible for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

(c) Indemnification For Intervention, Etc. The Corporation shall not, however, indemnify a director or officer under this Article for any liability incurred in a proceeding otherwise initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of the majority of the directors in office.

(d) Right of Employees and Agents to Indemnification. The Corporation by its Board of Directors may on such terms as the Board deems advisable indemnify and allow reasonable expenses of any employee or agent of the Corporation with respect to any action taken or failed to be taken in his or her capacity as such employee or agent.

        SECTION 4.  Contract Rights; Amendment or Repeal.  All rights under this Article shall be deemed a contract between the Corporation and the director or officer pursuant to which the Corporation and the director or officer intend to be legally bound. Any repeal, amendment or modification of this Article shall be prospective only as to conduct of a director or officer occurring thereafter, and shall not affect any rights or obligations then existing.

        SECTION 5.  Scope of Article.  The rights granted by this Article shall not be deemed exclusive of any other rights to which a director, officer, employee or agent may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director or officer in respect to matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

        SECTION 6.  Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, against any liability asserted against that person or incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article.

ARTICLE VIII.  TRANSACTIONS WITH CORPORATION; DISALLOWED EXPENSE

        SECTION 1.  Transactions with the Corporation.  Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

        SECTION 2.  Reimbursement of Disallowed Expenses.  In the event any payment (either as compensation, interest, rent, expense reimbursement or otherwise) to any officer, director or shareholder which is claimed as a deduction by the Corporation for federal income tax purposes shall subsequently be determined not to be deductible in whole or in part by the Corporation, the recipient shall reimburse the Corporation for the amount of the disallowed payment, provided that this provision shall not apply to any expense where the Board, in its sole discretion, determines such disallowance (including any concession of such issue by the Corporation in connection with the settlement of other issues in a disputed case) is manifestly unfair and contrary to the facts. For purposes of this provision, any such payment shall be determined not to be deductible when and only when either (a) the same may have been determined by a court of competent jurisdiction and either the Corporation shall not have appealed from such determination or the time for perfecting an appeal shall have expired or (b) such disallowed deduction shall constitute or be contained in a settlement with the Internal Revenue Service which settlement may have been authorized by the Board of Directors.

ARTICLE IX.  FISCAL YEAR

        The fiscal year of the Corporation shall begin in the 1st day of January and end on the 31st day of December in each year.

ARTICLE X.  DIVIDENDS

        The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE XI.  SEAL

        The Corporation shall not have a corporate seal, and all formal corporate documents shall carry the designation “No Seal” along with the signature of the officer(s).

ARTICLE XII.  AMENDMENT

        SECTION 1.  By Shareholders.  These bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders by affirmative vote of not less than two-thirds of the outstanding shares of the Corporation entitled to vote.

        SECTION 2.  By Directors.  These bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of not less than a majority of the directors then in office; but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides.

        SECTION 3.  Implied Amendments.  Any action taken or authorized by the shareholders which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.